Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of ITI Technologies, Inc. on Form S-8 of our reports dated March 9, 1998, on our audits of the consolidated financial statements and financial statement schedule of ITI Technologies, Inc. as of December 31, 1997 and 1996, and for the years ended December 1997, 1996, and 1995, which reports are included in the Annual Report on Form 10-K for the year ended December 31, 1997.


                                   /s/ Coopers & Lybrand, L.L.P.
                                   Coopers & Lybrand, L.L.P.

Minneapolis, Minnesota
June 30, 1998